Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        NATIONAL SERVICE INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                         58-0364900
(State or other jurisdiction of               (IRS Employer Identification No.)
 incorporation or organization)


               1420 Peachtree Street, N.E., Atlanta, Georgia 30309 (Address of Principal Executive Offices) (Zip Code)


                        NATIONAL SERVICE INDUSTRIES, INC.
           LONG-TERM ACHIEVEMENT INCENTIVE PLAN (AMENDED AND RESTATED)
                            (Full title of the Plan)


                                Kenyon W. Murphy
                     Senior Vice President & General Counsel
                        National Service Industries, Inc.
                                   NSI Center
                           1420 Peachtree Street, N.E.
                             Atlanta, Georgia 30309
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (404) 853-1440


                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------

 Title of securities to be     Amount to be       Proposed maximum        Proposed maximum           Amount of
        registered            registered (1)     offering price per      aggregate offering       registration fee
                                                      share (2)               price (2)
---------------------------- ------------------ ---------------------- ------------------------ ---------------------

National Service                       416,998               $27.6875              $11,545,632             $3,048.05
Industries, Inc. Common
Stock, $1.00 par value and
Preferred Stock Purchase
Rights (3)

National Service                        19,100                $20.875                 $398,713               $105.26
Industries, Inc. Common
Stock, $1.00 par value and
Preferred Stock Purchase
Rights (3)

National Service                     3,563,902               $21.1875              $75,510,173            $19,934.69
Industries, Inc. Common
Stock, $1.00 par value and
Preferred Stock Purchase
Rights (4)


TOTAL                                4,000,000                                     $87,454,518               $23,088


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers any additional shares that may hereafter be issued as a result of the adjustment provisions of the National Service Industries, Inc. Long-Term Achievement Incentive Plan.

(2) Estimated solely for purposes of calculating the registration fee. Based on the option price per share for shares presently subject to options, and, for those shares with respect to which the option exercise price or other offering price is not known, determined in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices reported on the New York Stock Exchange on April 24, 2000.

(3) Shares subject to outstanding options granted under the National Service Industries, Inc. Long-Term Achievement Incentive Plan. The Preferred Stock Purchase Rights initially trade with the Common Stock and are not currently exercisable.

(4) Shares issuable upon the exercise of options which may be granted, and other shares which may be issued, in the future, as awards under the National Service Industries, Inc. Long-Term Achievement Incentive Plan. The Preferred Stock Purchase Rights initially trade with the Common Stock and are not currently exercisable.





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                                                                          Page 3

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     As permitted by General  Instruction E to Form S-8, in connection with this
registration  of  additional  shares  the  Registrant  hereby   incorporates  by
reference the contents of its registration statement on Form S-8 (file no. 333-35609) filed September 15, 1997.

     The following consents and power of attorney are filed herewith as part of this Registration Statement:

Exhibit Number                      Description

23                                  Consent of Arthur Andersen LLP

24 Power of Attorney (included in the signature page of this Registration Statement)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, National Service Industries, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 27th day of April, 2000.

                                       NATIONAL SERVICE INDUSTRIES, INC.



                                    By:/s/ Kenyon W. Murphy
                                       Kenyon W. Murphy
                                       Executive Vice-President, Administration
                                       Senior Vice President and General Counsel


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURES                 TITLE                                     DATE


/s/ James S. Balloun       Chairman of the Board, President       April 27, 2000
James S. Balloun           and Chief Executive Officer


/s/ Brock Hattox           Executive Vice President and Chief     April 27, 2000
Brock Hattox               Financial Officer


/s/Robert Burchfield       Vice President and Controller          April 27, 2000
Robert Burchfield


                       (Signatures continued on next page)

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 Page 4


/s/ Thomas C. Gallagher*   Director                               April 27, 2000
Thomas C. Gallagher


/s/ David Levy             Director                               April 27, 2000
David Levy


/s/ Bernard Marcus*        Director                               April 27, 2000
Bernard Marcus


/s/ Sam Nunn*              Director                               April 27, 2000
Sam Nunn


/s/ Ray M. Robinson*       Director                               April 27, 2000
Ray M. Robinson


/s/ Herman J. Russell*     Director                               April 27, 2000
Herman J. Russell


/s/ Betty L. Siegel*       Director                               April 27, 2000
Betty L. Siegel


/s/ Kathy Brittain White*  Director                               April 27, 2000
Kathy Brittain White


/s/ Barrie A. Wigmore*     Director                               April 27, 2000
Barrie A. Wigmore


/s/ Neil Williams*         Director                               April 27, 2000
Neil Williams


*By:     /s/ David Levy
         David Levy, Attorney-in-Fact







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                                                                          Page 5

                                INDEX TO EXHIBITS


                    Description                                        Page No.

Exhibit 23   Consent of Arthur Andersen LLP                                6

Exhibit 24   Powers of Attorney authorizing David Levy and Brock           7
             Hattox each to sign this Registration Statement and amendments to this Registration Statement on behalf of officers and directors of the Registrant